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                         EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

    23.    1a. Consent of Kenny S&P Evaluation
               Services, a division of J.J. Kenny
               Co., Inc.

           1b. Consent of Deloitte & Touche LLP

    27         Financial Data Schedule




















                       February 20, 1997






                                                 (212) 701-3000

          Re:  Dean Witter Select Municipal Trust,
               Long Term Portfolio Series 107
               Post-Effective Amendment No. 6
               (Registration No. 33-38573)


Dear Sirs:

          Dean Witter Reynolds Inc., the Sponsor of the above-captioned Trust, is filing with the Securities and Exchange Commission (the "Commission") the above-referenced Post-Effective Amendment to the Registration Statement on Form S-6 for the indicated Series. We act as special counsel to the Sponsor of the above-referenced Trust and, at their request, have reviewed said Amendment solely for the purpose of enabling us to make the representation set forth in the final paragraph hereof.

          Rule 485(b)(2) under the Securities Act of 1933, as amended (the "Act"), requires, as a condition of effectiveness upon filing with the Commission (or upon such later date designated by the registrant, which date shall not be later than twenty days after the date of filing), that the prospectus filed as a part of the post-effective amendment not include



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disclosure relating to any of the events specified in said
subsection. Rule 485(e) under the Act requires that counsel make a written representation to the effect that such amendment does not contain disclosures of the type set forth in Rule 485(b)(2) such as would render the amendment ineligible to become effective immediately upon filing (or upon such later date designated by the registrant, which date shall not be later than twenty days after the date of filing) pursuant to Rule 485(b).

          Pursuant to said Rule 485(e), and solely on the basis of the foregoing, we hereby represent that the above-captioned
Post-Effective Amendment does not contain any of the specified disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

                                   Very truly yours,



                                   CAHILL GORDON & REINDEL

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549